EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-136061 on Form S-8 of Ascena Retail Group, Inc. of our report dated January 27, 2010, relating to the July 31, 2009 financial statement of The Dress Barn Inc. 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of The Dress Barn, Inc. 401(k) Savings Plan for the year ended July 31, 2010.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 27, 2011

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